UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

ORION GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting on May 25, 2017, 25,817,386 of the 27,791,476 shares outstanding and entitled to vote were represented on person or by proxy at the Annual Meeting and constituted a quorum. At the meeting, the stockholders voted as indicated below on the following proposals:

1.    Elect two Class I members to our Board of Directors, each to serve a three-year term of office and until his successor is duly elected and qualified expiring at the 2020 Annual Meeting of Stockholders.

Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Thomas N. Amonett	22,438,631	1,374,252	9,210	1,995,293
Mark R. Stauffer	22,366,813	832,501	622,779	1,995,293

The nominees were elected as Class I members to our Board of Directors of Orion Group Holdings, Inc.

2.    Approval of a non-binding advisory proposal for compensation of named executive officers ("say-on-pay" vote) as disclosed in the 2017 Proxy Statement.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
23,297,898	516,427	7,768	1,995,293

The shareholders approved Proposal 2.

3.    Non-binding advisory vote regarding the frequency for the say-on-pay vote.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
14,179,053	41,041	9,600,918	1,081	1,995,293

Management initially recommended a 3 year frequency, however, the result of the non-binding shareholder vote was for a 1 year frequency. Management has decided to use a 1 year frequency as a result of the vote.

4.    Approval of Orion Group Holdings, Inc. 2017 Long-Term Incentive Plan.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
19,488,910	2,042,922	2,290,261	1,995,293

The shareholders approved Proposal 4.

5.    Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting for 2017.

Votes cast For	Votes cast Against	Abstentions
25,797,363	15,052	4,971

The shareholders approved Proposal 5.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: May 31, 2017	By:	/s/ Christopher J. DeAlmeida
Executive Vice President & Chief Financial Officer